UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principle executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act: N/A

(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to general Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None.

N/A

(Title of Class)

EXPLANATORY NOTE

This Form 8-A/A is filed by The Greenbrier Companies, Inc. (the “Company”) to reflect the expiration of the preferred stock purchase rights (the “Rights”) registered on the Form 8-A filed by the Company on September 16, 2004.

Item 1.	Description of Registrant’s Securities to be Registered.

Item 1 is hereby amended and supplemented as follows:

At 5:00 P.M. Portland, Oregon time, on July 28, 2014, the “Final Expiration Date” occurred under the Stockholder Rights Agreement (the “Rights Agreement”), dated as of July 13, 2004, as amended, between the Company and Computershare Trust Company, N.A. (formerly Equiserve Trust Company, N.A.) as Rights Agent. As a result, the Rights Agreement and the rights associated with the outstanding shares of the Company’s common stock, no par value, pursuant to the Rights Agreement expired by their respective terms, and each share of the Company’s common stock is no longer accompanied by a right to purchase, under certain circumstances, one one-hundredth of a share of Series A Participating Preferred Stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: August 7, 2014
	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)